(Print or Type Responses)

                             Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Majesco Holdings Inc. (MJSH.OB)

Designated Filer:           Corsair Capital Management, L.L.C.

Other Joint Filers:         Corsair Capital Partners, L.P. ("Corsair Capital")
                            Corsair Long Short International, Ltd. ("Corsair
                             International")
                            Corsair Select, L.P. ("Corsair Select")
                            Corsair Capital Partners 100, L.P. ("Corsair 100")
                            Corsair Capital Investors, Ltd.("Corsair Investors")
                            Jay R. Petschek ("Mr. Petschek")
                            Steven Major ("Mr. Major")

Addresses:                  The principal business address for each of Corsair
                            Capital, Corsair Select, Corsair 100, Mr. Petschek and Mr. Major is 350 Madison Avenue, 9th Floor,
                            New York, New York 10017.

                            The principal business address for each of Corsair International and Corsair Investors is c/o M&C Corporate Services Limited, P.O. Box 309,
                            Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

Signatures:


Dated:  May 3, 2004              CORSAIR CAPITAL PARTNERS, L.P.
                                 By:  Corsair Capital Advisors, L.L.C.,
                                          General Partner

                                          By: /s/ Steven Major
                                              -----------------------------
                                                  Steven Major, Managing Member

                                 CORSAIR LONG SHORT INTERNATIONAL, LTD.
                                 By:  Corsair Capital Management, L.L.C.,
                                          Director

                                          By: /s/ Steven Major
                                              -----------------------------
                                                  Steven Major, Managing Member


                                 CORSAIR SELECT, L.P.
                                 By:  Corsair Select Advisors, L.L.C.,
                                          General Partner

                                          By: /s/ Steven Major
                                              -----------------------------
                                                  Steven Major, Managing Member



                                 CORSAIR CAPITAL INVESTORS, LTD.
                                 By:  Corsair Capital Management, L.L.C.,
                                          Director

                                          By:/s/ Steven Major
                                              -----------------------------
                                                 Steven Major, Managing Member

                                 CORSAIR CAPITAL PARTNERS 100, L.P.
                                 By:  Corsair Capital Advisors, L.L.C.,
                                          General Partner

                                          By:/s/ Steven Major
                                              -----------------------------
                                                 Steven Major, Managing Member


                                 /s/ Jay R. Petschek
                                 -------------------
                                     Jay R. Petschek


                                 /s/ Steven Major
                                 -------------------
                                     Steven Major